Exhibit 99.1
NEWS BULLETIN
RE: CLAIRE’S STORES, INC.
2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192
CLAIRE’S STORES, INC. REPORTS FISCAL 2011
FIRST QUARTER RESULTS
CHICAGO, June 1, 2011. Claire’s Stores, Inc., one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27, today reported its financial results for the fiscal 2011 first quarter, which ended April 30, 2011.
First Quarter Results
The Company reported net sales of $346.4 million for the fiscal 2011 first quarter, an increase of $24.4 million, or 7.6% compared to the fiscal 2010 first quarter. The increase was attributable to new store sales, an increase in same store sales, favorable foreign currency translation effect of our foreign locations’ sales and increases in shipments to franchisees, partially offset by the effect of store closures. Net sales would have increased 5.3% excluding the impact from foreign currency rate changes.
Consolidated same store sales increased 3.2% in the 2011 first quarter. In North America, same store sales increased 4.8% in the 2011 first quarter. In Europe, same store sales increased 0.1% in the 2011 first quarter. While our North America same store sales trend remains positive, our global second quarter same store sales trend is currently in the low negative single digits. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.
Chief Executive Officer Gene Kahn commented, “We feel good about our 3.2% same store sales performance building on last year’s 7.6% increase. Overall the first quarter business, while positive, reveals an overall softening. We are facing into some headwind and will need to work harder and smarter to sustain improved sales performance with commensurate EBITDA and Cash Flow. The Global team is fully engaged and dedicated to achieving the desired outcome.”
Gross profit percentage decreased 20 basis points to 50.5% during the fiscal 2011 first quarter compared to 50.7% during the comparable prior year quarter. The decrease in gross profit percentage consisted of an 80 basis point decrease in merchandise margin and a 10 basis point increase in buying and buying-related costs, partially offset by a 70 basis point decrease in occupancy costs. The decrease in merchandise margin was primarily due to increased markdowns and freight cost in both divisions and higher mix of clearance sales in Europe. The improvement in occupancy rate is due to the leveraging effect of higher sales.
Selling, general and administrative expenses increased $8.7 million, or 7.4%, compared to the fiscal 2010 first quarter. This increase was the result of a $2.6 million unfavorable foreign currency translation effect and a $6.1 million increase in costs, primarily from increases in store-related expenses from increased sales. As a percentage of net sales, selling, general and administrative expenses remained unchanged at 36.6% compared to the prior year period.
Adjusted EBITDA in the fiscal 2011 first quarter was $52.0 million compared to $49.2 million in the fiscal 2010 first quarter. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment, depreciation and amortization, excluding the impact of transaction-related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. Net loss for the 2011 first quarter was $19.6 million. A reconciliation of net loss to Adjusted EBITDA is attached.
At April 30, 2011, cash and cash equivalents were $246.1 million, including restricted cash of $26.0 million. The Company’s Revolving Credit Facility continued to be undrawn following the March 2011 paydown from the proceeds of the Senior Secured Second Lien Notes. In addition, during the fiscal 2011 first quarter, the Company paid $24.0 million to retire $10.0 million of Senior Notes and $14.2 million of Senior Toggle Notes. The fiscal 2011 first quarter cash balance decrease of $33.6 million consisted of the positive impact of $52.0 million of Adjusted EBITDA and reductions for $24.0 million of note repurchases, $25.6 million of seasonal working capital use, $18.9 million of cash interest and $17.1 million of capital expenditures.

Store Count as of:	April 30, 2011	January 29, 2011	May 1, 2010

North America	1,960	1,972	1,990
Europe	1,040	1,009	965

Subtotal Company-Owned	3,000	2,981	2,955

Joint Venture	—	—	210
Franchise and License	391	395	199

Subtotal Non-Owned	391	395	409

Total	3,391	3,376	3,364

Conference Call Information
The Company will host its first quarter conference call on June 2, 2011 at 10:00 a.m. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through June 17, 2011. The replay number is 402-530-7636 and the password is 65246. The conference call is also being webcast and archived until July 1, 2011 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® Globally and Icing® in North America. As of April 30, 2011, Claire’s Stores, Inc. operated 3,000 stores in North America and Europe. The Company also franchised or licensed 391 stores in Japan, the Middle East, Turkey, Russia, Greece, South Africa, Guatemala, Malta and Ukraine. More information regarding Claire’s Stores is available on the Company’s corporate website at http://www.clairestores.com.

Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic due to high gasoline prices or other general economic conditions; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increases in the cost of our merchandise; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems or disruptions in adapting our information systems to allow for e-commerce sales; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on April 21, 2011. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Executive Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)
FIRST FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	April 30, 2011	May 1, 2010
Net sales	$346,446	$322,077
Cost of sales, occupancy and buying expenses	171,359	158,751

Gross profit	175,087	163,326

Other expenses:
Selling, general and administrative	126,722	118,019
Depreciation and amortization	17,054	16,366
Severance and transaction-related costs	343	102
Other expense, net	5,311	1,230

	149,430	135,717

Operating income	25,657	27,609
Gain on early debt extinguishment	249	4,487
Interest expense, net	46,235	42,763

Loss before income tax (benefit) expense	(20,329)	(10,667)
Income tax (benefit) expense	(732)	1,663

Net loss	$(19,597)	$(12,300)

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30, 2011	January 29, 2011
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $25,966 and $23,864, respectively	$246,134	$279,766
Inventories	133,237	136,148
Prepaid expenses	34,938	21,449
Other current assets	22,748	24,658

Total current assets	437,057	462,021

Property and equipment:
Furniture, fixtures and equipment	196,977	186,514
Leasehold improvements	264,152	248,030

	461,129	434,544
Less accumulated depreciation and amortization	(252,646)	(233,511)

	208,483	201,033

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(1,128)	(903)

	16,927	17,152

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $42,962 and $38,747, respectively	562,031	557,466
Deferred financing costs, net of accumulated amortization of $47,905 and $41,659, respectively	40,341	36,434
Other assets	46,817	42,287

	2,199,245	2,186,243

Total assets	$2,861,712	$2,866,449

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Short-term debt and current portion of long-term debt	$62,796	$76,154
Trade accounts payable	60,377	54,355
Income taxes payable	8,436	11,744
Accrued interest payable	29,232	16,783
Accrued expenses and other current liabilities	88,557	107,115

Total current liabilities	249,398	266,151

Long-term debt	2,444,779	2,236,842
Revolving credit facility	—	194,000
Obligation under capital lease	17,290	17,290
Deferred tax liability	121,479	121,776
Deferred rent expense	27,471	26,637
Unfavorable lease obligations and other long-term liabilities	28,003	30,268

	2,639,022	2,626,813

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	622,073	621,099
Accumulated other comprehensive income, net of tax	19,846	1,416
Accumulated deficit	(668,627)	(649,030)

	(26,708)	(26,515)

Total liabilities and stockholder’s deficit	$2,861,712	$2,866,449

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(UNAUDITED)
(In Thousands)

	Three Months	Three Months
	Ended	Ended
	April 30, 2011	May 1, 2010
Net loss (a)	$(19,597)	$(12,300)
Income tax (benefit) expense	(732)	1,633
Gain on early debt extinguishment	(249)	(4,487)
Interest expense	46,306	42,789
Interest income	(71)	(26)
Depreciation and amortization	17,054	16,366

Reported EBITDA	42,711	43,975
— stock compensation, book to cash rent, intangible amortization (b)	1,459	2,163
— management fee, consulting, joint venture investment (c)	750	2,579
— other (d)	7,096	470

Adjusted EBITDA	$52,016	$49,187

a)	Fiscal 2011 includes a $3.3 million charge to remeasure the Euro Loan at the period end foreign exchange rate.

b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

c)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners, non-recurring consulting expenses and non-cash equity loss from our former 50:50 joint venture (effective September 2, 2010, the Company had no ownership in this joint venture).

d)	Includes: non-cash losses on property and equipment primarily associated with the sale of our North American distribution center/office building, remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts and foreign currency denominated debt of our foreign entities into their functional currency; and severance and transaction related costs. A majority of the fiscal 2011 adjustment is foreign exchange related.